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                                                   Exhibit 10.4


                                                                August 10, 1995


Norfolk Southern Railway Company
Atlantic and East Carolina Railway Company
Three Commercial Place
Norfolk, Virginia  23510-2191


Gentlemen:

         This refers to the form of Lease Extension Agreement, dated as of January 1, 1995, intended to be executed and delivered by North Carolina Railroad Company (hereinafter "NCRR"), as Lessor, and Norfolk Southern Railway Company (hereinafter "NSR") and Atlantic and East Carolina Railway Company (hereinafter "A&EC"), as Lessees.

         The aforesaid proposed Lease Extension Agreement (hereinafter "Proposed Agreement") provides in article THIRD thereof for a payment from NSR and A&EC to NCRR of $5,000,000 plus interest thereon from January 1, 1995, at the 90-day U.S. Treasury bill rate in effect as of that date (which $5,000,000 and interest thereon are referred to collectively herein as the "Release Amount"), in consideration for a release by NCRR of each and every obligation NSR and A&EC may have under the leases to be extended under the Proposed Agreement with respect to or in any manner connected with the use, depreciation, maintenance, repair, renewal, replacement or return to NCRR of certain items of personal property (a copy of the aforesaid article THIRD being attached hereto and made a part hereof as "Exhibit A").

         As provided in the aforesaid article THIRD, the Release Amount is not to be paid until: (i) all requisite corporate and governmental approvals for the Proposed Agreement have become effective or have been satisfied; (ii) the Proposed Agreement has been fully executed and delivered; and (iii) any court orders enjoining the implementation of the Proposed Agreement have expired or are no longer in effect, all of such conditions being referred to collectively hereinafter as "Conditions of Payment." Wishing to arrange for its receipt of the Release Amount prior to the end of 1995, NCRR proposes that NSR and A&EC agree that the following terms and provisions will be applicable in the event all of the Conditions of Payment have not been satisfied by December 1, 1995:



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         (a)      Within five business days of December 1, 1995, NSR and A&EC will pay Release Amount to NCRR.

         (b) Upon satisfaction of the Conditions of Payment: (i) the obligation of NSR and A&EC to make the payment to NCRR of FIVE MILLION DOLLARS ($5,000,000), plus interest, under the terms of article THIRD of the Proposed Agreement will be fully satisfied and discharged without any further action or payment by NSR or A&EC; and (ii) the release of every obligation NSR or A&EC may have under the leases to be extended under the Proposed Agreement with respect to or in any manner connected with the use, depreciation, maintenance, repair, renewal, replacement or return to NCRR of locomotives, railroad cars, and those other items of personal property which are not customarily located (as defined in Exhibit A hereto) on the properties defined in the Proposed Agreement as the Leased Properties will be and will become fully effective andbinding upon NCRR, its successors and assigns. As evidence of that release, NCRR will promptly execute and deliver to NSR and A&EC a confirming release document in the terms of the release language set forth in article THIRD of the Proposed Agreement.

         (c) In the event all of the Conditions of Payment are not satisfied, the Release Amount paid to NCRR hereunder will be credited against any sums or rentals ultimately determined to be due NCRR from NSR and A&EC for the period from and after January 1, 1995.

         (d) NCRR will pay and bear the entire cost of any and all income taxes imposed or resulting from the payment to NCRR of the Release Amount, and NSR and A&EC will have no obligation whatever to NCRR with respect to any such income taxes.

         Please signify your agreement to the foregoing by executing and returning either the original or the attached copy of this letter; whereupon, the aforesaid terms and provisions of this letter agreement will be contractually binding upon and shall inure to the benefit of NCRR, NSR and A&EC.



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                             NORTH CAROLINA RAILROAD COMPANY
                             By /s/ J. Melville Broughton, Jr.
                                Vice President

                             Attest:  /s/ P. C. Barwick, Jr.
                                    Secretary


AGREED TO AND ACCEPTED:
NORFOLK SOUTHERN RAILWAY COMPANY

By  /s/ John R. Turbyfill
                  Vice President
Attest: /s/ Dezora M. Martin
            Assistant Secretary
Date:  8-29-95


ATLANTIC AND EAST CAROLINA
RAILWAY COMPANY

By  /s/ John R. Turbyfill
                  Vice President

Attest: /s/ Dezora M. Martin
            Assistant Secretary

Date:  8-29-95


                                                    Exhibit A:

         THIRD: $5,000,000.00 PAYMENT. NSR, on its behalf and on behalf of A&EC and for the consideration set forth hereinafter in this Article THIRD, hereby promises to pay Lessor the sum of FIVE MILLION DOLLARS ($5,000,000), plus interest at the ninety (90) day U.S. Treasury bill rate as of January 1, 1995. Said interest shall accrue from January 1, 1995 until the said FIVE MILLION DOLLARS ($5,000,000.00) is paid. Said FIVE MILLION DOLLARS ($5,000,000.00) and the aforesaid interest thereon shall be due within five (5) business days from the date: (i) all requisite corporate and governmental approvals for this Extension have become effective or have been satisfied; (ii) this Extension has been fully executed and delivered; and (iii) any court orders enjoining the implementation of this Extension have expired or are no longer in effect. In consideration of said payment Lessor hereby agrees that each and every obligation NSR or A&EC may have under the 1895 Lease or the 1939 Lease with respect to or in any manner connected with the use, depreciation, maintenance, repair, renewal, replacement or return to Lessor of locomotives, railroad cars, and those other items of personal property which are not customarily located or used on the Leased Properties during any part of at least ten months of any consecutive twelve month period during the ten years preceding termination of this Extension and any renewal is hereby deleted from the 1895 Lease and from the 1939 Lease and will be of no further force or effect.





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